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                                                                  EXHIBIT 99(b)




                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement (File Nos. 333-126328 and 811-21780) (the "Registration Statement") of MFS(R) Series Trust XII (the "Trust"), of my opinion dated July 5, 2006, appearing in Post-Effective Amendment No. 1 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on July 5, 2006.





                                       //SUSAN A. PEREIRA//
                                       --------------------
                                       Susan A. Pereira
                                       Assistant Secretary

Boston, Massachusetts
November 1, 2006